                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS





         We hereby consent to the use in this Prospectus Supplement to the Prospectus of our report dated March 13, 2000 relating to the balance sheet of Franklin Auto Trust 2000-1 which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Salt Lake City, Utah
March 13, 2000